June 30, 2003

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4 of Form 8-K of InforMedix Holdings, Inc. (formerly Hunapu, Inc.) and agree with the statements contained therein.

Yours truly yours,



/s/ Lazar Levine & Felix LLP
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LAZAR LEVINE & FELIX LLP